EXHIBIT 21
                    CNF TRANSPORTATION INC.
           SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                      December 31, 1998


 The Company and its significant subsidiaries were:

                                                           State,
                                           Percent of      Province or
                                           Stock Owned     Country of
Parent and Significant Subsidiaries        by Company      Incorporation


CNF Transportation Inc.                                       Delaware

Significant Subsidiaries of CNF Transportation Inc.


Con-Way Transportation Services, Inc.        100              Delaware
   Con-Way Truckload Services, Inc.          100              Delaware

Emery Air Freight Corporation                100              Delaware
Emery Worldwide Airlines, Inc.               100              Nevada

Menlo Logistics, Inc.                        100              California

Road Systems, Inc.                           100              California